IZEA Achieves Record $18.9M Profitability Swing, Breaking Even on $31.2M of Revenue
Enterprise-first strategy and optimized cost structure results in profit turnaround with $50.9M in cash to fuel M&A and technology innovation

ORLANDO, Fla. (March 17, 2026) - IZEA Worldwide, Inc. (NASDAQ: IZEA), a leading influencer marketing company that makes Creator Economy solutions for marketers, reported its financial and operational results for the fourth quarter ended December 31, 2025.

FY 2025 Financial Summary Compared to FY 2024
•Revenue was $31.2 million, compared to $35.9 million; $3.4 million of the annual decline is Hoozu, which was divested in late 2024
•Revenue from core-enterprise accounts, which represent the majority of total revenue, grew above market growth rates in 2025
•Net income was $42,326 compared to a loss of $18.9 million, which included $6.9 million in one-time charges
•Adjusted EBITDA* was $0.7 million, compared to a loss of $11.1 million

Q4 2025 Financial Summary Compared to Q4 2024
•Revenue from ongoing operations was $6.1 million, compared to $9.8 million (excluding Hoozu)
•Managed Services bookings declined 18.7% to $9.0 million from $11.0 million in the prior year period (excluding Hoozu), reflecting our shift toward larger, recurring enterprise accounts. Approximately half of the decline reflects non-core customer activity exited in 2025.
•Total costs and expenses decreased 46% to $7.7 million, compared to $14.2 million
•Net loss totaled $1.2 million, compared to a net loss of $4.6 million
•Adjusted EBITDA* for the quarter was $(0.9) million, improving $1.1 million year-over-year
•Cash and equivalents as of December 31, 2025 totaled $50.9 million, compared to $51.1 million over the prior year, reflecting positive cash from operations

Q4 2025 Highlights
•Secured new business partnerships with major brands, including Netflix Games, Afeela, Lidl, and Emmi Roth
•Produced new work for Stellantis, Danone, Warner Brothers, Coursera, and many more clients
•Recruited Lindsey Gamble, Vice President, Creator Strategy and Innovation, to bolster culture-first innovation and scale enterprise success in the Creator Economy

* Adjusted EBITDA and revenue from on-going operations are non-GAAP financial measures. Refer to the definition and reconciliation of these measures under “Use of Key Metrics and Non-GAAP Financial Measures."

Management Commentary
“2025 was a transformative year as we successfully reset our economic model through portfolio high-grading and disciplined cost optimization,” said Patrick Venetucci, CEO. “Achieving an $18.9 million net profit swing is a historic milestone for this company and a notable feat among micro-cap turnarounds. By reaching profitability and outperforming the market in enterprise account growth, we have built a high-performance foundation. We enter 2026 with a leaner structure, a stronger leadership team, significant client opportunities, and a technology platform primed for scale. With more than $50 million in cash and no debt, we are uniquely positioned to pursue both organic growth and transformational M&A.”

Q4 2025 Financial Results
Total revenue for the fourth quarter of 2025 was $6.1 million. Excluding approximately $1.1 million from Hoozu, revenue declined $3.8 million, or 39%, compared to the prior-year period. Revenue comparisons were also affected by the Company’s strategic repositioning during 2025, including the exit of certain customer relationships that historically generated lower margins and higher selling costs, as the Company shifted its focus toward larger enterprise accounts.

Cost of revenue for the fourth quarter of 2025 was $3.3 million, a decrease of $3.6 million, or 52%, compared to the prior-year period. The decrease was primarily driven by lower overall revenue, the absence of costs associated with Hoozu, which was divested in December 2024. Cost trends were also influenced by changes in customer mix resulting from the Company’s strategic repositioning, including the exit of certain lower-margin customer relationships. As a result, the Company’s remaining core enterprise business generated an improved margin profile compared to the prior-year period.

Costs and expenses, excluding the cost of revenue, totaled $4.4 million for the fourth quarter of 2025, a decrease of $2.9 million, or 40%, from the fourth quarter of 2024. Sales and marketing costs were $1.1 million during the fourth quarter of 2025, a 62% decrease from $3.0 million in the prior-year quarter, largely due to our targeted workforce reduction in the fourth quarter of 2024, a temporary pause in advertising spending, and lower general contractor fees. General and administrative costs totaled $3.1 million during the quarter, $0.7 million, or 18%, lower than in the prior-year quarter, primarily due to a reduction in employee-related expenses following our targeted workforce reduction, reduced use of external contractors, and decreased spending on professional services and software licensing.

Net loss in the fourth quarter of 2025 was $1.2 million, or $(0.07) per share, as compared to a net loss of $4.6 million, or $(0.27) per share in the fourth quarter of 2024, based on 17.1 million and 17.0 million average shares outstanding, respectively. Shares outstanding for our earnings per share calculation increased in the current period for dilutive share grants not included in periods of loss.

Adjusted EBITDA (as defined below, a non-GAAP measure management used as a proxy for operating cash flow) totaled $(0.9) million in the fourth quarter of 2025, compared with $2.0 million loss in the comparative period.

As of December 31, 2025, our cash and cash equivalents totaled $50.9 million. The company has no outstanding long-term debt.

We previously announced our commitment to repurchase up to $10.0 million of our stock in the open market, subject to certain restrictions. Through December 31, 2025, we have purchased a total of 561,950 shares, investing $1.4 million under the repurchase program. No share purchases were made in the current quarter.

Conference Call
IZEA will hold a conference call to discuss its fourth quarter 2025 results on Tuesday, March 17, 2026, at 5:00 p.m. ET. IZEA's CEO Patrick Venetucci and CFO Peter Biere will host the call, followed by a question and answer period.

Date: Tuesday, March 17, 2026
Time: 5:00 p.m. ET
Webcast link: https://viavid.webcasts.com/starthere.jsp?ei=1752772&tp_key=96c6c7b58d
Toll-free dial-in number: 1-877-407-4018
International dial-in number: 1-201-689-8471

Please call the conference telephone number five (5) minutes before the start time. An operator will register your name and organization. A call replay will be made available approximately 3 hours after the conference ends until Tuesday, March 24, 2026, at 11:59 p.m. ET.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay ID: 13758773

About IZEA Worldwide, Inc.
IZEA Worldwide, Inc. (“IZEA”), is an influencer marketing company with a mission to make creator economy solutions for marketers. We do this by lighting up the Creator Economy with IZEAs—our strategies, campaigns, and solutions that build brands and drive demand. Since launching the industry’s first-ever influencer marketing platform in 2006, IZEA has facilitated nearly 4 million collaborations between brands and creators.

Use of Key Metrics and Non-GAAP Financial Measures
Managed Services Bookings is a key metric representing total sales orders received during a period, net of cancellations and refunds. Contracts vary by customer and scope, ranging from custom content projects to integrated marketing campaigns, and generally extend from several months up to a year. Managed Services Bookings provide a useful measure of overall demand but are not necessarily predictive of quarterly revenue, as the timing of revenue recognition varies with contract size, complexity, and customer arrangements. Certain customers enter into annual spend commitments that establish a defined budget for services to be performed throughout the year, while others engage the Company for specific campaigns or deliverables. These differing contract structures may influence the timing and distribution of bookings and related revenue. The Company uses this metric to evaluate customer and market trends, to plan operational staffing, and to inform product development initiatives.

"Adjusted EBITDA" is a non-GAAP financial measure under the Securities and Exchange Commission rules. EBITDA is commonly defined as "earnings before interest income and expense, taxes, depreciation, and amortization." IZEA defines “Adjusted EBITDA” as earnings or loss before interest expense, interest income, taxes, depreciation and amortization, non-cash stock-based compensation, gain or loss on asset disposals or impairment, and certain other unusual or non-cash income and expense items such as gains or losses on settlement of liabilities and exchanges, and changes in the fair value of derivatives, if applicable. We believe that Adjusted EBITDA provides useful information to investors as it primarily excludes non-cash and non-operating transactions, and it provides consistency to facilitate period-to-period comparisons.

Revenue from on-going operations and associated costs of revenue and other costs and expenses from on-going operations excludes revenue from and costs attributable to Hoozu in the prior year period. Hoozu was divested by the Company in December 2024. We believe this is useful to investors to facilitate period to period comparisons.

All companies do not calculate bookings and Adjusted EBITDA in the same manner. These metrics and financial measures, as presented by IZEA, may not be comparable to those presented by other companies. Moreover, these metrics and financial measures have limitations as analytical tools. You should not consider them in isolation or as a substitute for an analysis of our results of operations or, with respect to non-GAAP financial measures, as reported under GAAP. A reconciliation of Adjusted EBITDA and revenue and costs from on-going operations to the most directly comparable GAAP measures are presented in the financial tables included in this press release.

Safe Harbor Statement
All statements in this release that are not based on historical fact are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies, and expectations, can generally be identified by the use of forward-looking terms such as “may,” “will,” “would,” “could,” “should,” “expect,” “anticipate,” “hope,” “estimate,” “optimistic,” “believe,” “intend,” “ought to,” "likely," "projects," “plans,” "pursue," "strategy" or "future," or the negative of these words or other words or expressions of similar meaning. Examples of forward-looking statements include, among others, statements we make regarding expectations concerning product development and platform launches, future financial performance and operating results, including regarding recognition of bookings as revenues, the share repurchase authorization and any use of such authorization, growth, or maintenance of customer relationships, and expectations concerning IZEA’s business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements as a result of various factors, including, among others, the following: competitive conditions in the content and social sponsorship segment in which IZEA operates; failure to popularize one or more of the marketplace platforms of IZEA; our ability to maintain disclosure controls and procedures and internal control over financial reporting; our ability to satisfy the requirements for continued listing of our common stock on the Nasdaq Capital Market; changing economic conditions that are less favorable than expected; and other risks and uncertainties described in IZEA’s periodic reports filed with the Securities and Exchange Commission. The forward-looking statements made in this release speak only as of the date of this release, and IZEA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Press Contact
John Francis
IZEA Worldwide, Inc.
Phone: 407-674-6911
Email: ir@izea.com

IZEA Worldwide, Inc.
Consolidated Balance Sheets

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$50,886,850	$44,644,468
Accounts receivable, net	3,398,479	7,781,824
Prepaid expenses	830,509	1,079,045
Short term investments	—	6,427,488
Other current assets	9,002	97,215
Total current assets	55,124,840	60,030,040

Property and equipment, net of accumulated depreciation	17,131	103,574
Software development costs, net of accumulated amortization	2,335,745	2,086,660
Total assets	$57,477,716	$62,220,274

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	779,434	1,511,747
Accrued expenses	3,050,995	3,734,123
Contract liabilities	4,729,767	8,188,651
Total current liabilities	8,560,196	13,434,521

Finance obligation, less current portion	—	4,034
Total liabilities	8,560,196	13,438,555

Commitments and Contingencies	—	—

Stockholders’ equity:
Preferred stock; $.0001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock; $0.0001 par value; $50,000,000 shares authorized; shares issued: $18,150,878 and $17,518,018, respectively, shares outstanding: $17,261,755 and $16,931,169, respectively.	1,815	1,752
Treasury stock at cost: 889,123 and 586,849 shares at December 31, 2025 and December 31, 2024, respectively	(2,344,698)	(1,622,065)
Additional paid-in capital	155,568,812	154,593,800
Accumulated deficit	(104,254,729)	(104,297,055)
Accumulated other comprehensive income (loss)	(53,680)	105,287
Total stockholders’ equity	48,917,520	48,781,719
Total liabilities and stockholders’ equity	$57,477,716	$62,220,274

IZEA Worldwide, Inc.
Consolidated Statements of Operations

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenue	$6,063,878	$11,002,517	$31,237,853	$35,881,010

Costs and expenses:
Cost of revenue	3,286,559	6,848,525	16,227,120	21,204,204
Sales and marketing	1,137,453	2,982,476	4,316,615	12,125,066
General and administrative	3,074,193	3,747,136	11,916,572	16,743,046
Depreciation and amortization	176,052	489,378	636,386	1,159,161
Impairment of goodwill	—	113,755	—	4,130,477
Total costs and expenses	7,674,257	14,181,270	33,096,693	55,361,954

Income (loss) from operations	(1,610,379)	(3,178,753)	(1,858,840)	(19,480,944)

Other income (expense):
Change in the fair value of digital assets	—	—	—	28,414
Interest expense	(1,311)	(2,475)	(6,403)	(8,129)
Loss on divestiture of assets	—	(2,286,083)	—	(2,286,083)
Other income (expense), net	444,003	590,100	1,907,569	2,499,835
Total other income (expense), net	442,692	(1,698,458)	1,901,166	234,037

Net income (loss) before income taxes	$(1,167,687)	$(4,877,211)	$42,326	$(19,246,907)
Tax benefit	—	253,947	—	394,646
Net income ( loss)	(1,167,687)	(4,623,264)	42,326	(18,852,261)

Weighted average common shares outstanding – basic	17,074,681	16,965,350	17,261,755	17,067,995
Basic income (loss) per common share	$(0.07)	$(0.27)	$—	$(1.10)

Weighted average common shares outstanding - diluted	17,074,681	16,965,350	18,302,209	17,067,995
Diluted income (loss) per common share	$(0.07)	$(0.27)	$—	$(1.10)

IZEA Worldwide, Inc.
Consolidated Statements of Comprehensive Income (Loss)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net income (loss)	$(1,167,687)	$(4,623,264)	$42,326	$(18,852,261)

Other comprehensive income (loss)
Unrealized gain (loss) on securities held	—	27,138	(12,209)	262,800
Unrealized gain (loss) on currency translation	(3,415)	233,793	(146,758)	127,296
Reclassification of foreign currency translation adjustment to income	—	(34,218)	—	(34,218)
Total other comprehensive income (loss)	(3,415)	226,713	(158,967)	355,878

Total comprehensive income (loss)	$(1,171,102)	$(4,396,551)	$(116,641)	$(18,496,383)

IZEA Worldwide, Inc.
Revenue Details

Revenue details by type:

	Three Months Ended December 31,
	2025		2024		$ Change	% Change
Managed Services Revenue
On-Going Operations	$6,027,710	99%	$9,814,545	89%	$(3,786,835)	(39)%
Hoozu	—	—%	1,070,549	10%	(1,070,549)	(100)%
Total Managed Services Revenue	6,027,710	99%	10,885,094	99%	(4,857,384)	(45)%

SaaS Services Revenue	36,168	1%	117,423	1%	(81,255)	(69)%

Total Revenue	$6,063,878	100%	$11,002,517	100%	$(4,938,639)	(45)%

	Twelve Months Ended December 31,
	2025		2024		$ Change	% Change
Managed Services Revenue
On-Going Operations	$31,024,581	99%	$31,704,115	88%	$(679,534)	(2)%
Hoozu	—	—%	3,353,908	9%	(3,353,908)	(100)%
Total Managed Services Revenue	31,024,581	99%	35,058,023	98%	(4,033,442)	(12)%

SaaS Services Revenue	213,272	1%	822,987	2%	(609,715)	(74)%

Total Revenue	$31,237,853	100%	$35,881,010	100%	$(4,643,157)	(13)%

IZEA Worldwide, Inc.
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net income (loss) from operations	$(1,167,687)	$(4,623,264)	$42,326	$(18,852,261)
Impairment of goodwill and intangible assets	—	113,755	—	4,130,477
Adjustment to fair market value of digital assets	—	—	—	(28,414)
Non-cash stock-based compensation	407,099	416,181	1,493,588	2,744,537
Non-cash stock issued for payment of services	90,009	90,007	360,000	319,070
Depreciation and amortization	176,052	489,378	636,386	1,159,161
Interest expense	1,311	2,475	6,403	8,129
Loss on sale of subsidiary	—	2,286,083	—	2,286,083
Change in fair value of derivatives	—	6,000	—	—
Interest income	(442,962)	(549,717)	(1,872,254)	(2,458,446)
Non-recurring charges	—	7,668	—	7,668
Tax benefit	—	(260,051)	—	(400,750)
Adjusted EBITDA(1)	$(936,178)	$(2,021,485)	$666,449	$(11,084,746)

Revenue	$6,063,878	$11,002,517	$31,237,853	$35,881,010
Operating EBITDA as a % of Revenue	(15.4)%	(18.4)%	2.1%	(30.9)%
(1) Adjusted EBITDA presentation varies from prior disclosure, primarily to exclude non-operating items such as interest income.